Exhibit 10.4(e)

WorldSpace Inc.

1996 Shares Option Plan

NON-QUALIFIED SHARES OPTION

Granted To

Donna Lozito

Optionee

Number of Shares 3,000	Price per Share $1.66

DATE GRANTED: February l2, 1996	EXPIRATION DATE: March 11, 2007

NON-QUALIFIED SHARES OPTION AGREEMENT

AGREEMENT made as of this 12th day of February, 1996 (the “Date of Grant”) between WorldSpace Inc., a Maryland corporation (hereinafter referred to as the “Company”), and Donna Lozito (hereinafter referred to as “Holder”).

W I T N E S S E T H

WHEREAS, the Company desires, in connection with the retainer of Paramount Capital, Inc. (Paramount) as its financial advisor and in accordance with the 1996 Shares Option Plan (the “Plan”), to provide Paramount and/or its designees with an opportunity to acquire Class B Ordinary Shares, $0.01 par value (hereinafter referred to as “Common Shares”), of the Company on favorable terms and thereby increase its proprietary interest in the continued progress and success of the business of the Company; and

WHEREAS, Paramount has designated the Holder to receive 3,000 shares set forth herein.

NOW, THEREFORE, in consideration of the premises, the mutual covenants herein set forth and other good and valuable consideration, the Company and Paramount hereby agree as follows:

1. Confirmation of Grant of Option. Pursuant to a Financial Advisory Agreement dated February 12, 1996, between the Company and Paramount (the “Advisory Agreement”), the Company, subject to this Agreement, hereby grants to Donna Lozito as a matter of separate inducement and agreement, and in addition to and not in lieu of fees or other compensation for services, the right to purchase (hereinafter referred to as the “Option”) an aggregate of up to 3,000 Common Shares (such shares hereinafter being referred to as the “Shares”).

2. Purchase Price. The purchase price of Common Shares covered by the Option will be one dollar and sixty-six cents ($1.66) per share, subject to adjustment as provided in the Plan.

3. Exercise of Option. (a) The Option shall not be exercisable immediately. (b) The Option may be exercised pursuant to the provisions of this Section 4, by notice and payment to the Company as provided in Sections 8 and 13 hereof.

4. Term of Option. The term of the Option shall be for a period of ten (10) years from the Date of Grant, subject to earlier termination or cancellation as provided in this Agreement. This Option, to the extent unexercised, shall expire on the day immediately prior to the tenth (10th) anniversary of the Date of Grant. The holder of the Option shall not have any rights to dividends or any other rights of a shareholder with respect to any Common Shares subject to the Option until such shares shall have been issued to it (as evidenced by the appropriate entry on the books of a duly authorized transfer agent of the Company) provided that the date of issuance shall not be earlier than the date this Option is exercised and provision of the full purchase price of the Common Shares (with respect to which this Option is exercised) is made to the Company.

5. Non-transferability of Option. The Option shall not be assigned, transferred or otherwise disposed of, or pledged or hypothecated in any way, and shall not be subject to execution, attachment or other process, except (i) as may be permitted by the Company or (ii) to any employee or agent of Paramount. Any assignment, transfer, pledge, hypothecation or other disposition of the Option attempted without the permission of the Company, or any levy of execution, attachment or other process attempted upon the Option, will be null and void and without effect. Any attempt to make any such assignment, transfer, pledge, hypothecation or other disposition of the Option will cause the Option to terminate immediately upon the happening of any such event; provided, however, that any such termination of the Option under the foregoing provisions of this Section 6 will not prejudice any rights or remedies which the Company or any parent or subsidiary of the Company may have under this Agreement or otherwise.

6. Registration. The Common Shares subject hereto and issuable upon the exercise hereof may not be registered under the Securities Act of 1933, as amended, and, if required upon the request of counsel to the Company, Paramount will give a representation as to its investment intent with respect to such shares prior to their issuance as set forth in Section 8 hereof.

The Company may register or qualify the Common Shares covered by the Option for sale pursuant to the Securities Act of 1933, as amended, at any time prior to or after the exercise in whole or in part of the Option.

7. Method of Exercise Option. (a) Subject to the terms and conditions of this Agreement, the Option shall be exercisable by notice in the manner set forth in Exhibit A hereto (the “Notice”) and provision for payment to the Company in accordance with the procedure prescribed herein. Each such Notice shall:

(i) state the election to exercise the Option and the number of shares with respect to which is its being exercised;

(ii) contain a representation and agreement as to investment intent, if required by counsel to the Company with respect to such Shares, in a form satisfactory to counsel to the Company;

(iii) be signed by Paramount and/or its designees, and, if the Option is being exercised by any person or persons other than Paramount, be accompanied by proof, satisfactory to counsel to the Company, of the right of such other person or persons to exercise the Option;

(iv) include payment of the full purchase price for the Common Shares to be purchased pursuant to such exercise of the Option; and

(v) be received by the Company on or before the date of the expiration of this Option. In the event the date of expiration of this Option falls on a day which is not a regular business day at the Company’s executive office in Washington, D. C., then such written Notice must be received at such office on or before the last regular business day prior to such date of expiration.

(b) Payment of the purchase price of such Common Shares, in respect of which the Option shall be exercised, shall be made by Paramount or such person or persons at the place specified by the Company on the date the Notice is received by the Company (i) by delivering to the Company a certified or bank cashier’s check payable to the order of the Company, (ii) by delivering to the Company properly endorsed certificates of Common Shares (or certificates accompanied by an appropriate shares power) with signature guaranties by a bank or trust company, (iii) by having withheld from the total number of Common Shares to be acquired upon the exercise of this Option a specified number of such Common Shares with a value equal to the exercise price of the options being exercised, (iv) by any form of “cashless” exercise or (v) by any combination of the above.

(c) For purposes of determining the value of any stock tendered pursuant to any of Section 8, b(ii) and b(v), the then Current Market Price per share (the “Current Market Price”) shall be deemed to be the last sale price of the Common Stock on the trading day prior to such date or, in case no such reported sales takes place on such day, the average of the last reported bid and asked prices of the Common Stock on such day, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed, or if not listed or admitted to trading on any such exchange, the representative closing sale price of the Common Stock as reported by the National Association of Securities Dealers, Inc. Automated Quotation System (“NASDAQ”), or other similar organization if NASDAQ is no longer reporting such information, or, if the Common Stock is not reported on NASDAQ, the high per share sale price for the Common Stock in over-the-counter market as reported by the National Quotation Bureau or similar organization, or if not so available, the fair market value of the Common Stock as determined in good faith by the Board of Directors.

(d) The Option shall be deemed to have been exercised with respect to any particular Common Shares if, and only if, the preceding provisions of this Section 8 and the provisions of Section 9 hereof shall have been complied with, in which event the Option shall be deemed to have been exercised on the date the Notice was received by the Company. Anything in this Agreement to the contrary notwithstanding, any Notice given pursuant to the provisions of this Section 8 shall be void and of no effect if all of the preceding provisions of this Section 8 and the provisions of Section 9 shall not have been complied with.

(e) The certificate or certificates for Common Shares as to which the Option shall be exercised will be registered in the name of Holder and will be delivered as soon as practical after the date of Notice is received by the Company (accompanied by full payment of the exercise price), but only upon compliance with all the provisions of this Agreement.

(f) If Holder fails to accept delivery of and pay for all or any part of the number of Shares specified in such Notice, Holder’s right to exercise the Option with respect to such undelivered Shares maybe terminated in the sole discretion of the Board of Directors of the Company. The Option may be exercised only with respect to full Shares.

(g) The Company shall not be required to issue or deliver any certificate or certificates for its Common Shares purchased upon the exercise of any part of this Option prior to the payment of the Company, upon its demand, of any amount requested by the Company for the purpose of satisfying its liability, if any, to withhold state or local income or earnings tax or any other applicable tax or assessment (plus interest or penalties thereon, if any, caused by a delay in making such payment) incurred by reason of the exercise of this Option or the transfer of shares thereupon. Such payment shall be made by Holder in cash or, with the consent of the Company, by tendering to the Company Common Shares equal in value to the amount of the required withholding. In the alternative, the Company may, at its option, satisfy such withholding requirements by withholding from the Common Shares to be delivered to Holder pursuant to an exercise of this Option a number of Common Shares equal in value to the amount of the required withholding.

8. Approval of Counsel. The exercise of the Option and the issuance and delivery of Common Shares pursuant thereto shall be subject to approval by the Company’s counsel of all legal matters in connection therewith, including, but not limited to, compliance with the requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, and the requirements of any shares exchange on which the Common Shares may then be listed.

9. Resale of Common Shares. (a) If so requested by the Company, upon any sale or transfer of the Common Shares purchased upon exercise of the Option, Holder shall deliver to the Company an opinion of counsel satisfactory to the Company to the effect that either (i) the Common Shares to be sold or transferred has been registered under the Securities Act of 1933, as amended, and that there is in effect a current prospectus meeting the requirements of Section 10(a) of said Act which is being or will be delivered to the purchaser or transferee at or prior to the time of delivery of the certificates evidencing the Common Shares to be sold or transferred, or (ii) such Common Shares may then be sold without violating Section 5 of said Act.

(b) The Common Shares issued upon exercise of the Option shall bear the following legend if required by counsel for the Company:

THE SHARES EVIDENCED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE FIRST BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNLESS, IN THE OPINION OF COUNSEL FOR THE COMPANY SUCH REGISTRATION IS NOT REQUIRED.

10. Reservation of Shares. The Company shall at all times during the term of the Option reserve and keep available such number of shares of the Common Shares as will be sufficient to satisfy the requirements of this Agreement.

11. Limitation of Action. Holder and the Company each acknowledges that every right of action accruing to it and arising out of or in connection with this Agreement against the Company or a parent or subsidiary of the Company, on the one hand, or against Holder, on the other hand, shall, irrespective of the place where an action may be brought, cease and be barred by the expiration of three years from the date of the act or omission in respect of which such right of action arises.

12. Notices. Each notice relating to this Agreement shall be in writing and delivered in person or by certified mail to the proper address. All notices to the Company or the Committee shall be addressed to it at 2400 N Street, NW, Washington, D.C. 20037, Attn: Donald J. Frickel, General Counsel. All notices to Holder shall be addressed to him c/o Paramount Capital, Inc., at 787 48th Floor 7th Avenue, New York, NY 10019 Anyone to whom a notice may be given under this Agreement may designate a new address by notice to that effect.

13. Benefits of Agreement. This Agreement shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed by Holder and all rights granted to the Company under this Agreement shall be binding upon Holder’s successors.

14. Severability. In the event that any one or more provisions of this Agreement shall be deemed to be illegal or unenforceable, such illegality or unenforceability shall not affect the validity and enforceability of the remaining legal and enforceable provisions hereof, which shall be construed as if such illegal or unenforceable provision or provisions had not been inserted.

15. GOVERNING LAW. THIS AGREEMENT WILL BE CONSTRUED AND GOVERNED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

16. Definitions. Unless otherwise defined herein, all capitalized terms shall have the same definitions as set forth under the Plan.

17. Incorporation of Terms of Plan. This Agreement shall be interpreted under, and subject to, all of the terms and provisions of the Plan, which are incorporated herein by reference.

IN WITNESS WHEREOF, the Company and Donna Lozito have each caused this Agreement to be executed by authorized representatives as of the date, month and year written below.

WorldSpace Inc.		Donna Lozito

Name:	/s/ Benno A. Ammann	Name:

Title:	Chief Financial Officer	Title:

Date:	11-19-99	Date:

ATTEST:

/s/ Joseph P. Pembroke

EXHIBIT A

Notice

NON-QUALIFIED SHARES OPTION EXERCISE FORM

[DATE]

World Space Inc.

2400 N Street, N.W.

Suite 819

Washington, D.C. 20037

Attention: Mr. Donald J. Frickel

Dear Sirs:

Pursuant to the provisions of the Non-Qualified Shares Option Agreement dated February 12, 1996, whereby you have granted to Donna Lozito, a designee of Paramount Capital Inc. (“Paramount”), a non-qualified shares option to purchase up to 3,000 Common Shares of WorldSpace Inc. (the “Company”), Donna Lozito hereby notifies you that she elects to exercise the option to purchase                      of the shares covered by such Option at the price specified therein. In full payment of the price for the shares being purchased hereby, we are delivering to you herewith a certified or bank cashier’s check payable to the order of the Company in the amount of $                    . We hereby acknowledge that we are purchasing these shares for investment purposes only and not for resale.

Very truly yours,
DONNA LOZITO

By:
Name:
Title:

[Address]
(For notices, reports, dividend checks
and other communications to shareholders.)

SUBSCRIPTION

The undersigned,                     , pursuant to the provisions of the foregoing Warrant hereby agrees to subscribe for and purchase                      shares of the Common Stock, par value $.001 per share, of the WorldSpace Inc. covered by said Warrant, and makes payment therefor in full at the price per share provided by said Warrant.

Dated:	Signature:

Address:

CASHLESS EXERCISE

The undersigned                     , pursuant to the provisions of the foregoing Warrant, hereby elects to exchange its Warrant for                      shares of Common Stock, par value $.001 per share, of WorldSpace Inc. pursuant to the Cashless Exercise provisions of the Warrant.

Dated:	Signature:

Address:

Assignment

FOR VALUE RECEIVED                     hereby sells, assigns and transfers unto                      the foregoing Warrant and all rights evidenced thereby, and does irrevocably constitute and appoint                     , attorney, to transfer said Warrant on the books of WorldSpace Inc.

Dated:	Signature:

Address: